Exhibit 8.1
Significant Subsidiaries
The following is a list of our significant subsidiaries and other subsidiaries, including the name and country of incorporation or residence. Each of our subsidiaries listed below is wholly-owned.

Name of Subsidiary	Country of Incorporation or Residence

Nice Systems Australia PTY Ltd.	Australia
NICE Systems Technologies Brasil LTDA	Brazil
NICE Systems Canada Ltd.	Canada
Nice Systems China Ltd.	China
Nice Systems S.A.R.L.	France
NICE Systems GmbH	Germany
NICE APAC Ltd.	Hong Kong
NICE Systems Kft	Hungary
Nice Interactive Solutions India Private Ltd.	India
Nice Technologies Ltd.	Ireland
Actimize Ltd.	Israel
Nice Japan Ltd.	Japan
NICE Technologies Mexico S.R.L.	Mexico
NICE Netherlands B.V.	Netherlands
Nice Systems (Singapore) Pte. Ltd.	Singapore
Nice Switzerland AG	Switzerland
Actimize UK Limited	United Kingdom
NICE Systems Technologies UK Limited	United Kingdom
NICE Systems UK Ltd.	United Kingdom
Brand Embassy Ltd.	United Kingdom
Actimize Inc.	United States
Alacra LLC	United States
Guardian Analytics Inc.	United States
NICE Systems Inc.	United States
Nice Systems Latin America, Inc.	United States
Nice Systems Technologies Inc.	United States
Mattersight Corporation	United States
Nexidia Inc.	United States
inContact Inc.	United States
inContact Bolivia S.R.L.	Bolivia
Nice inContact Philippines Inc.	Philippines